                                                                    Exhibit 11.a

                          THE WILLIAMS COMPANIES, INC.
        COMPUTATION OF EARNINGS PER COMMON AND COMMON-EQUIVALENT SHARE
                Three months ended September 30, 1994 and 1993

                                                                                             (Thousands, except
                                                                                             per-share amounts)
                                                                                          -----------------------
                                                                                            1994*          1993**
                                                                                          --------        -------
Primary earnings:
  Income from continuing operations                                                       $ 32,200        $  6,900
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                         2,200           2,200
                                                                                          --------        --------
  Income from continuing operations, net of  preferred stock dividends                      30,000           4,700
  Income from discontinued operations                                                       23,400          11,100
                                                                                          --------        --------
  Income applicable to common stock                                                       $ 53,400        $ 15,800
                                                                                          ========        ========

Primary shares:
  Average number of common shares outstanding during the period                            103,697         102,388
  Common-equivalent shares attributable to options and deferred stock                        1,089           1,246
                                                                                          --------        --------
  Total common and common-equivalent shares                                                104,786         103,634
                                                                                          ========        ========

Primary earnings per common and common-equivalent share:
  Income from continuing operations                                                       $    .29        $    .04
  Income from discontinued operations                                                          .22             .11
                                                                                          --------        --------
  Net income                                                                              $    .51        $    .15
                                                                                          ========        ========

Fully diluted earnings:
  Income from continuing operations                                                                       $  6,900
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                                         2,200
                                                                                                          --------
  Income from continuing operations, net of preferred stock dividends                                        4,700
  Income from discontinued operations                                                                       11,100
                                                                                                          --------
  Income applicable to common stock                                                                       $ 15,800
                                                                                                          ========

Fully diluted shares:
  Average number of common shares outstanding during the period                                            102,388
  Common-equivalent shares attributable to options and deferred stock                                        1,344
                                                                                                          --------
  Total common and common-equivalent shares                                                                103,732
                                                                                                          ========

Fully diluted earnings per common and common-equivalent share:
  Income from continuing operations                                                                       $    .04
  Income from discontinued operations                                                                          .11
                                                                                                          --------
  Net income                                                                                              $    .15
                                                                                                          ========


 *Primary and fully diluted earnings per share are the same in 1994. **Restated as described in Note 2 of Notes to Consolidated Financial
  Statements.

                                                                    Exhibit 11.b

                          THE WILLIAMS COMPANIES, INC.
        COMPUTATION OF EARNINGS PER COMMON AND COMMON-EQUIVALENT SHARE
                 Nine months ended September 30, 1994 and 1993

                                                                                           (Thousands, except
                                                                                           per-share amounts)
                                                                                        -----------------------
                                                                                           1994          1993*
                                                                                        -----------   ----------
Primary earnings:
  Income from continuing operations                                                       $130,700      $150,200
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                         6,600         6,600
    $3.875 cumulative convertible exchangeable preferred stock                                   -         2,900
                                                                                          --------      --------
  Income from continuing operations, net of preferred stock dividends                      124,100       140,700
  Income from discontinued operations                                                       51,700        29,500
                                                                                          --------      --------
  Income before extraordinary loss, net of preferred stock dividends                       175,800       170,200
  Extraordinary loss                                                                       (11,100)            -
                                                                                          --------      --------
  Income applicable to common stock                                                       $164,700      $170,200
                                                                                          ========      ========

Primary shares:
  Average number of common shares outstanding during the period                            103,639        97,346
  Common-equivalent shares attributable to options and deferred stock                          956         1,192
                                                                                          --------      --------
  Total common and common-equivalent shares                                                104,595        98,538
                                                                                          ========      ========

Primary earnings per common and common-equivalent share:
  Income from continuing operations                                                       $   1.19      $   1.43
  Income from discontinued operations                                                          .49           .30
                                                                                          --------      --------
  Income before extraordinary loss                                                            1.68          1.73
  Extraordinary loss                                                                          (.11)            -
                                                                                          --------      --------
  Net income                                                                              $   1.57      $   1.73
                                                                                          ========      ========

Fully diluted earnings:
  Income from continuing operations                                                       $130,700      $150,200
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                         6,600         6,600
                                                                                          --------      --------
  Income from continuing operations, net of preferred stock dividends                      124,100       143,600
  Income from discontinued operations                                                       51,700        29,500
                                                                                          --------      --------
  Income before extraordinary loss, net of preferred stock dividends                       175,800       173,100
  Extraordinary loss                                                                       (11,100)            -
                                                                                          --------      --------
  Income applicable to common stock                                                       $164,700      $173,100
                                                                                          ========      ========

Fully diluted shares:
  Average number of common shares outstanding during the period                            103,639        97,346
  Common-equivalent shares attributable to options and deferred stock                        1,000         1,380
  Shares attributable to conversion, assumed at January 1, 1993 to the
    conversion dates, of convertible exchangeable preferred stock                                -         4,168
                                                                                          --------      --------
  Total common and common-equivalent shares                                                104,639       102,894
                                                                                          ========      ========

Fully diluted earnings per common and common-equivalent share:
  Income from continuing operations                                                       $   1.19      $   1.39
  Income from discontinued operations                                                          .49           .29
                                                                                          --------      --------
  Income before extraordinary loss                                                            1.68          1.68
  Extraordinary loss                                                                          (.11)            -
                                                                                          --------      --------
  Net income                                                                              $   1.57      $   1.68
                                                                                          ========      ========


*Restated as described in Note 2 of Notes to Consolidated Financial Statements.